BNY Mellon 3Q18 Earnings Release

News Release

BNY MELLON REPORTS THIRD QUARTER 2018 EARNINGS OF
$1.08 BILLION OR $1.06 PER COMMON SHARE

Revenue up 1%	EPS up 13%	ROE 11% ROTCE 23% (a)	CET1 11.2% SLR 6.4%

NEW YORK, October 18, 2018 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Net income applicable to common shareholders (in millions)	$1,075	$1,055	$983	2%	9%
Diluted earnings per common share	$1.06	$1.03	$0.94	3%	13%

Third Quarter Results
Total revenue of $4.1 billion, increased 1%

•	Fee revenue increased 1%

•	Net interest revenue increased 6%

Total noninterest expense of $2.7 billion, increased 3%

•	Continued investments in technology were partially offset by decreases in other expenses

•	Litigation increased expenses 2%; $(0.05) per common share

Income tax

•	Lower tax rate due to adjusted estimates for U.S. tax legislation and other changes; $0.05 per common share

Investment Services

•	Total revenue increased 3%

•	Income before taxes decreased 6%, driven by litigation expense

•	AUC/A of $34.5 trillion, up 7%

Investment Management

•	Total revenue increased 2%

•	Income before taxes increased 5%

•	AUM of $1.8 trillion

Returned $885 million to common shareholders

•	Repurchased 12 million common shares for $602 million

•	Paid $283 million in dividends to common shareholders

CEO Commentary
“Our results this quarter were mixed. While we continued to benefit from a reduction in our tax rate related to the new tax law in the U.S. and from strong capital returns, our revenue growth was modest. We did see reasonable growth in some of our businesses and remain confident that we can increase the rate of growth in the others,” Charles W. Scharf, chairman and chief executive officer, said.

“We are moving with a sense of urgency to improve our growth trajectory. Bringing in new talent to complement the great expertise we already have is critical.  Since the end of the second quarter, we have added a number of experienced senior leaders to our executive team, including a new CEO of Wealth Management, CEO of Treasury Services, Head of Digital, Head of Strategy, Head of Asset Servicing for the Americas, Chief Technology Officer, Wealth Management Technology Lead and Chief Marketing Officer,” Mr. Scharf continued.

“Knowing it will take time to increase our organic revenue growth, we remain keenly focused on expenses and continue to believe there are meaningful opportunities to become more efficient in both the short and the long term, which will help fund investments to improve the quality of our work and build additional capabilities for our clients,” Mr. Scharf concluded.

Investor Relations: Scott Freidenrich (212) 815-4008	Media Relations: Jennifer Hendricks Sullivan (212) 635-1374
(a) For information on this Non-GAAP measure, see “Supplemental information - Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
Note: Above comparisons are 3Q18 vs. 3Q17.

BNY Mellon 3Q18 Earnings Release

CONSOLIDATED THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts; common shares in thousands)				3Q18 vs.
	3Q18	2Q18	3Q17	2Q18		3Q17
Fee revenue	$3,168	$3,209	$3,148	(1)%		1%
Net securities gains	—	1	19	N/M		N/M
Total fee and other revenue	3,168	3,210	3,167	(1)		—
Income from consolidated investment management funds	10	12	10	N/M		N/M
Net interest revenue	891	916	839	(3)		6
Total revenue	4,069	4,138	4,016	(2)		1
Provision for credit losses	(3)	(3)	(6)	N/M		N/M
Noninterest expense	2,738	2,747	2,654	—		3
Income before income taxes	1,334	1,394	1,368	(4)		(2)
Provision for income taxes	220	286	348	(23)		(37)
Net income	$1,114	$1,108	$1,020	1%		9%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,075	$1,055	$983	2%		9%
Operating leverage (a)				(134	) bps	(185	) bps
Diluted earnings per common share	$1.06	$1.03	$0.94	3%		13%
Average common shares and equivalents outstanding - diluted	1,003,665	1,014,357	1,041,138
Pre-tax operating margin	33%	34%	34%

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
N/M – Not meaningful.
bps – basis points.

KEY DRIVERS (comparisons are 3Q18 vs. 3Q17, unless otherwise stated)

•	Total revenue increased 1% primarily reflecting:

•
Fee revenue increased 1% primarily reflecting higher equity market values, growth in collateral management and clearance volumes and higher performance fees, partially offset by lower foreign currency hedging.

•	Net interest revenue increased 6% primarily driven by higher rates, partially offset by lower deposits and other borrowings.

•
Noninterest expense increased 3% primarily reflecting investments in technology and higher litigation expense, partially offset by lower staff and distribution and servicing expenses. Litigation increased noninterest expense by 2%.

•	Effective tax rate of 16.5%. The impact of adjusting provisional estimates for U.S. tax legislation and other changes decreased the effective rate by approximately 4.5%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $34.5 trillion, up 7%, primarily reflecting net new business and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar.

•
AUM of $1.8 trillion increased slightly, primarily reflecting higher market values, partially offset by the divestiture of CenterSquare Investment Management (“CenterSquare”) and other changes and the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).

Capital and liquidity

•	Repurchased 12 million common shares for $602 million and paid $283 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 11%; Return on tangible common equity (“ROTCE”) of 23% (b).

•	Common Equity Tier 1 (“CET1”) ratio – 11.2%.

•	Supplementary leverage ratio (“SLR”) – 6.4%.

•	Average liquidity coverage ratio (“LCR”) – 121%.

(b)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q18 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Total revenue by line of business:
Asset Servicing	$1,458	$1,520	$1,420	(4)%	3%
Pershing	558	558	542	—	3
Issuer Services	453	431	442	5	2
Treasury Services	324	329	316	(2)	3
Clearance and Collateral Management	264	269	244	(2)	8
Total revenue by line of business	3,057	3,107	2,964	(2)	3
Provision for credit losses	1	1	(2)	N/M	N/M
Noninterest expense	2,030	1,967	1,874	3	8
Income before taxes	$1,026	$1,139	$1,092	(10)%	(6)%

Pre-tax operating margin	34%	37%	37%

Foreign exchange and other trading revenue	$161	$172	$154	(6)%	5%
Securities lending revenue	$52	$55	$41	(5)%	27%

Metrics:
Average loans	$35,044	$38,002	$38,038	(8)%	(8)%
Average deposits	$192,741	$203,064	$198,299	(5)%	(3)%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$34.5	$33.6	$32.2	3%	7%
Market value of securities on loan at period end (in billions) (b)	$415	$432	$382	(4)%	9%

Pershing
Average active clearing accounts (U.S. platform) (in thousands)	6,108	6,080	6,203	—%	(2)%
Average long-term mutual fund assets (U.S. platform)	$527,336	$512,645	$500,998	3%	5%
Average investor margin loans (U.S. platform)	$10,696	$10,772	$8,886	(1)%	20%

Clearance and Collateral Management
Average tri-party collateral management balances (in billions)	$2,995	$2,801	$2,534	7%	18%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at Sept. 30, 2018 and June 30, 2018 and $1.3 trillion at Sept. 30, 2017.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $69 billion at Sept. 30, 2018, $70 billion at June 30, 2018 and $68 billion at Sept. 30, 2017.

KEY DRIVERS

•
Total revenue increased year-over-year and decreased sequentially. Net interest revenue increased year-over-year in all businesses, primarily driven by higher interest rates. The drivers of fee revenue by line of business are indicated below.

•
Asset Servicing - The year-over-year increase primarily reflects higher equity market values, securities lending volumes, net interest revenue and foreign exchange volumes. The sequential decrease primarily reflects lower net interest revenue, primarily driven by lower deposit balances, and lower foreign exchange volumes.

•
Pershing - The year-over-year increase primarily reflects higher net interest revenue, equity market values and long-term mutual funds balances, partially offset by the previously disclosed lost business.

•	Issuer Services - The year-over-year increase primarily reflects higher net interest revenue in Corporate Trust. The sequential increase primarily reflects seasonality in Depositary Receipts.

•	Treasury Services - The year-over-year increase primarily reflects higher net interest revenue and transaction volumes. The sequential decrease primarily reflects lower net interest revenue.

•
Clearance and Collateral Management - The year-over-year increase reflects growth in collateral management, clearance volumes and net interest revenue. The sequential decrease primarily reflects lower net interest revenue.

•
Noninterest expense increased both year-over-year and sequentially primarily driven by investments in technology and higher litigation expense, partially offset by lower staff expense. Litigation increased noninterest expense by 3%.

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BNY Mellon 3Q18 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q18 vs.
	3Q18	2Q18	3Q17	2Q18	3Q17
Total revenue by line of business:
Asset Management	$704	$702	$693	—%	2%
Wealth Management	311	316	307	(2)	1
Total revenue by line of business	1,015	1,018	1,000	—	2
Provision for credit losses	(2)	2	(2)	N/M	N/M
Noninterest expense	701	697	702	1	—
Income before taxes	$316	$319	$300	(1)%	5%

Pre-tax operating margin	31%	31%	30%
Adjusted pre-tax operating margin – Non-GAAP (a)	35%	35%	34%

Metrics:
Average loans	$16,763	$16,974	$16,724	(1)%	—%
Average deposits	$14,634	$14,252	$12,374	3%	18%

Wealth Management client assets (in billions) (current period is preliminary) (b)	$261	$254	$245	3%	7%

Changes in AUM (in billions) (current period is preliminary): (c)
Beginning balance of AUM	$1,805	$1,868	$1,771
Net inflows (outflows):
Long-term strategies:
Equity	(2)	(3)	(2)
Fixed income	2	(4)	4
Liability-driven investments, including currency overlay	16	2	(2)
Multi-asset and alternative investments	2	(3)	3
Total long-term active strategies inflows (outflows)	18	(8)	3
Index	(3)	(7)	(3)
Total long-term strategies inflows (outflows)	15	(15)	—
Short term strategies:
Cash	—	(11)	10
Total net inflows (outflows)	15	(26)	10
Net market impact	18	17	17
Net currency impact	(10)	(53)	26
Divestiture/Other	—	(1)	—
Ending balance of AUM	$1,828	$1,805	$1,824	1%	—%

(a)
Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation of this Non-GAAP measure. In 1Q18, the adjusted pre-tax operating margin – Non-GAAP for prior periods was restated to include amortization of intangible assets and the provision for credit losses.

(b)	Includes AUM and AUC/A in the Wealth Management business.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

KEY DRIVERS

•	Total revenue increased year-over-year and decreased sequentially.

•	Asset Management - The year-over-year increase reflects higher equity market values and performance fees, partially offset by the impact of net outflows and the divestiture of CenterSquare.

•	Wealth Management - The sequential decrease primarily reflects lower net interest revenue, partially offset by higher equity market values.

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BNY Mellon 3Q18 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	3Q18	2Q18	3Q17
Fee revenue	$7	$40	$50
Net securities gains	—	1	19
Total fee and other revenue	7	41	69
Net interest (expense)	(13)	(35)	(20)
Total (loss) revenue	(6)	6	49
Provision for credit losses	(2)	(6)	(2)
Noninterest expense	6	81	77
(Loss) before taxes	$(10)	$(69)	$(26)

KEY DRIVERS

•
Fee revenue decreased year-over-year and sequentially primarily reflecting our investments in renewable energy, including the impact of adjusting the provisional tax estimates (offset in income tax and de minimis to net income), and foreign currency hedging.

•	Net interest expense decreased year-over-year and sequentially primarily resulting from corporate treasury activity.

•
Noninterest expense decreased year-over-year and sequentially primarily reflecting lower staff expense. The sequential decrease also reflects the expenses associated with the consolidation of our real estate recorded in 2Q18. We expect to record the remaining expense related to relocating our corporate headquarters in 4Q18.

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BNY Mellon 3Q18 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital and liquidity ratios are shown in the following table.

Capital and liquidity ratios	Sept. 30, 2018	June 30, 2018	Dec. 31, 2017
Consolidated regulatory capital ratios: (a)(b)
CET1 ratio	11.2%	11.0%	10.3%
Tier 1 capital ratio	13.4%	13.1%	12.3%
Total capital ratio	14.1%	13.8%	13.0%
Tier 1 leverage ratio	7.0%	6.7%	6.4%
SLR	6.4%	6.1%	5.9%
BNY Mellon shareholders’ equity to total assets ratio	11.9%	11.8%	11.1%
BNY Mellon common shareholders’ equity to total assets ratio	10.9%	10.8%	10.1%

Average LCR	121%	118%	118%

Book value per common share (c)	$38.45	$37.97	$37.21
Tangible book value per common share – Non-GAAP (c)	$19.35	$19.00	$18.24
Cash dividends per common share	$0.28	$0.24	$0.24
Common dividend payout ratio	26%	23%	22%
Closing stock price per common share	$50.99	$53.93	$53.86
Market capitalization (in millions)	$50,418	$53,927	$54,584
Common shares outstanding (in thousands)	988,777	999,945	1,013,442

(a)
Regulatory capital ratios for Sept. 30, 2018 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Regulatory capital ratios for Dec. 31, 2017 are presented on a fully phased-in basis. On a transitional basis at Dec. 31, 2017, the CET1 ratio was 10.7%, the Tier 1 capital ratio was 12.7%, the Total capital ratio was 13.4%, the Tier 1 leverage ratio was 6.6% and the SLR was 6.1%.

(c)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation of this Non-GAAP measure.

KEY POINTS

•
CET1 capital totaled $18.5 billion at Sept. 30, 2018, an increase of $133 million compared with June 30, 2018. The increase primarily reflects capital generated through earnings, partially offset by capital deployed through common stock repurchases and dividend payments.

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BNY Mellon 3Q18 Earnings Release

NET INTEREST REVENUE

Net interest revenue				3Q18 vs.
(dollars in millions; not meaningful - N/M)	3Q18	2Q18	3Q17	2Q18		3Q17
Net interest revenue	$891	$916	$839	(3)%		6%
Add: Tax equivalent adjustment	5	5	12	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$896	$921	$851	(3)%		5%

Net interest margin	1.27%	1.26%	1.15%	1	bps	12	bps
Net interest margin (FTE) – Non-GAAP (a)	1.28%	1.26%	1.16%	2	bps	12	bps

Selected average balances:
Cash/interbank investments (b)	$102,645	$113,475	$114,449	(10)%		(10)%
Trading securities	4,261	3,784	2,359	13		81
Securities	118,505	117,761	119,089	1		—
Loans	53,807	57,066	55,944	(6)		(4)
Interest-earning assets	$279,218	$292,086	$291,841	(4)%		(4)%

Interest-bearing deposits	$148,636	$152,799	$142,490	(3)%		4%
Federal funds purchased and securities sold under repurchase agreements (b)	14,199	18,146	21,403	(22)		(34)
Long-term debt	28,074	28,349	28,138	(1)		—
Other interest-bearing liabilities	23,251	23,815	24,883	(2)		(7)
Interest-bearing liabilities	$214,160	$223,109	$216,914	(4)%		(1)%
Noninterest-bearing deposits	$60,677	$64,768	$70,168	(6)%		(14)%

Selected average yields/rates: (c)
Cash/interbank investments	1.79%	1.48%	0.84%
Trading securities	3.05	3.10	2.26
Securities	2.25	2.16	1.80
Loans	3.50	3.32	2.63
Interest-earning assets	2.33	2.14	1.59

Interest-bearing deposits	0.63%	0.45%	0.16%
Federal funds purchased and securities sold under repurchase agreements (b)	5.33	3.48	1.30
Long-term debt	3.17	3.06	2.07
Other interest-bearing liabilities	1.53	1.47	0.59
Interest-bearing liabilities	1.37	1.14	0.57

Average cash/interbank investments as a percentage of average interest-earning assets	37%	39%	39%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	22%	22%	24%

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	Includes the impact of offsetting under enforceable netting agreements.

(c)	Yields/rates include the impact of interest rate hedging activities.
bps – basis points.

KEY DRIVERS

•
Net interest revenue increased year-over-year primarily reflecting higher interest rates, partially offset by lower deposits and other borrowings. The sequential decrease was primarily driven by lower deposits and other borrowings, partially offset by higher interest rates.

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BNY Mellon 3Q18 Earnings Release

NONINTEREST EXPENSE

Noninterest expense				3Q18 vs.
(dollars in millions)	3Q18	2Q18	3Q17	2Q18	3Q17
Staff	$1,478	$1,489	$1,485	(1)%	—%
Professional, legal and other purchased services	332	328	305	1	9
Software and equipment	262	266	233	(2)	12
Net occupancy	139	156	141	(11)	(1)
Sub-custodian and clearing	106	110	101	(4)	5
Distribution and servicing	99	106	109	(7)	(9)
Business development	51	62	49	(18)	4
Bank assessment charges	49	47	51	4	(4)
Amortization of intangible assets	48	48	52	—	(8)
Other	174	135	128	29	36
Total noninterest expense	$2,738	$2,747	$2,654	—%	3%

KEY DRIVERS

•
Total noninterest expense increased year-over-year primarily reflecting investments in technology and higher litigation expense, partially offset by lower staff and distribution and servicing expenses. The investments in technology are included in staff, professional, legal and other purchased services and software and equipment expenses.

•
The sequential decrease in total noninterest expense primarily reflects lower net occupancy, staff and business development expenses, partially offset by higher litigation expense. The decrease in net occupancy expense is primarily due to expenses associated with the continued consolidation of our real estate recorded in 2Q18.

•	The total cost of relocating our corporate headquarters is estimated to be $75 million, of which $12 million was recorded in 2Q18. We expect to record the remaining expense in 4Q18.

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BNY Mellon 3Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017

Fee and other revenue
Investment services fees:
Asset servicing	$1,157	$1,157	$1,105	$3,482	$3,253
Clearing services	383	392	383	1,189	1,153
Issuer services	287	266	288	813	780
Treasury services	137	140	141	415	420
Total investment services fees	1,964	1,955	1,917	5,899	5,606
Investment management and performance fees	922	910	901	2,792	2,622
Foreign exchange and other trading revenue	155	187	173	551	502
Financing-related fees	52	53	54	157	162
Distribution and servicing	34	34	40	104	122
Investment and other income	41	70	63	193	262
Total fee revenue	3,168	3,209	3,148	9,696	9,276
Net securities gains (losses)	—	1	19	(48)	29
Total fee and other revenue	3,168	3,210	3,167	9,648	9,305
Operations of consolidated investment management funds
Investment income	10	13	10	12	57
Interest of investment management fund note holders	—	1	—	1	4
Income from consolidated investment management funds	10	12	10	11	53
Net interest revenue
Interest revenue	1,634	1,553	1,151	4,568	3,163
Interest expense	743	637	312	1,842	706
Net interest revenue	891	916	839	2,726	2,457
Total revenue	4,069	4,138	4,016	12,385	11,815
Provision for credit losses	(3)	(3)	(6)	(11)	(18)
Noninterest expense
Staff (a)	1,478	1,489	1,485	4,543	4,405
Professional, legal and other purchased services	332	328	305	951	937
Software and equipment	262	266	233	762	688
Net occupancy	139	156	141	434	417
Sub-custodian and clearing (b)	106	110	101	335	312
Distribution and servicing	99	106	109	311	313
Business development	51	62	49	164	163
Bank assessment charges	49	47	51	148	167
Amortization of intangible assets	48	48	52	145	157
Other (a)(b)(c)	174	135	128	431	392
Total noninterest expense	2,738	2,747	2,654	8,224	7,951
Income
Income before income taxes	1,334	1,394	1,368	4,172	3,882
Provision for income taxes	220	286	348	788	949
Net income	1,114	1,108	1,020	3,384	2,933
Net (income) loss attributable to noncontrolling interests (includes $(3), $(7), $(3), $1 and $(24) related to consolidated investment management funds, respectively)	(3)	(5)	(2)	1	(18)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,111	1,103	1,018	3,385	2,915
Preferred stock dividends	(36)	(48)	(35)	(120)	(126)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,075	$1,055	$983	$3,265	$2,789

(a)
In 1Q18, we adopted new accounting guidance included in Accounting Standards Update 2017-07, Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which required the reclassification of the components of pension and other postretirement costs, other than the service cost component. As a result, staff expense increased and other expense decreased. Prior periods have been reclassified.

(b)	Beginning in 1Q18, clearing expense, which was previously included in other expense, was included with sub-custodian expense. Prior periods have been reclassified.

(c)
Beginning in 1Q18, M&I, litigation and restructuring charges are no longer separately disclosed. Expenses previously reported in this line have been reclassified to existing expense categories, primarily other expense.

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BNY Mellon 3Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,075	$1,055	$983	$3,265	$2,789
Less: Earnings allocated to participating securities	7	7	8	22	35
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustment for the calculation of basic and diluted earnings per common share	$1,068	$1,048	$975	$3,243	$2,754

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
(in thousands)
Basic	999,808	1,010,179	1,035,337	1,008,967	1,037,431
Diluted	1,003,665	1,014,357	1,041,138	1,013,242	1,043,585

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
(in dollars)
Basic	$1.07	$1.04	$0.94	$3.21	$2.66
Diluted	$1.06	$1.03	$0.94	$3.20	$2.64

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BNY Mellon 3Q18 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis, as a supplement to GAAP information. Tangible common shareholders’ equity excludes goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity measure is an additional useful measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

The following table presents the reconciliation of the return on common equity and tangible common equity.

Return on common equity and tangible common equity reconciliation
(dollars in millions)	3Q18	2Q18	3Q17
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,075	$1,055	$983
Add: Amortization of intangible assets	48	48	52
Less: Tax impact of amortization of intangible assets	11	11	17
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,112	$1,092	$1,018

Average common shareholders’ equity	$38,036	$37,750	$36,780
Less: Average goodwill	17,391	17,505	17,497
Average intangible assets	3,283	3,341	3,487
Add: Deferred tax liability – tax deductible goodwill (a)	1,066	1,054	1,561
Deferred tax liability – intangible assets (a)	699	709	1,092
Average tangible common shareholders’ equity – Non-GAAP	$19,127	$18,667	$18,449

Return on common equity (annualized) – GAAP	11.2%	11.2%	10.6%
Return on tangible common equity (annualized) – Non-GAAP	23.1%	23.5%	21.9%

(a)	Deferred tax liabilities for 3Q17 are based on fully phased-in U.S. capital rules.

The following table presents the reconciliation of the book value and tangible book value per common share.

Book value and tangible book value per common share reconciliation	Sept. 30, 2018	June 30, 2018	Dec. 31, 2017
(dollars in millions except common shares)
BNY Mellon shareholders’ equity at period end – GAAP	$41,560	$41,505	$41,251
Less: Preferred stock	3,542	3,542	3,542
BNY Mellon common shareholders’ equity at period end – GAAP	38,018	37,963	37,709
Less: Goodwill	17,390	17,418	17,564
Intangible assets	3,258	3,308	3,411
Add: Deferred tax liability – tax deductible goodwill (a)	1,066	1,054	1,034
Deferred tax liability – intangible assets (a)	699	709	718
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$19,135	$19,000	$18,486

Period-end common shares outstanding (in thousands)	988,777	999,945	1,013,442

Book value per common share – GAAP	$38.45	$37.97	$37.21
Tangible book value per common share – Non-GAAP	$19.35	$19.00	$18.24

(a)	Deferred tax liabilities at Dec. 31, 2017 are based on fully phased-in U.S. capital rules.

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BNY Mellon 3Q18 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin reconciliation - Investment Management business
(dollars in millions)	3Q18	2Q18	3Q17
Income before income taxes – GAAP	$316	$319	$300

Total revenue – GAAP	$1,015	$1,018	$1,000
Less: Distribution and servicing expense	99	103	110
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$916	$915	$890

Pre-tax operating margin – GAAP (a)	31%	31%	30%
Adjusted pre-tax operating margin, net of distribution and servicing expense – Non-GAAP (a)	35%	35%	34%
(a)    Income before taxes divided by total revenue.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth and efficiency, talent acquisition, expenses, including costs associated with the consolidation of our real estate and the timing of such costs, deposits, taxes, business opportunities, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 18, 2018, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of Sept. 30, 2018, BNY Mellon had $34.5 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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BNY Mellon 3Q18 Earnings Release

CONFERENCE CALL INFORMATION

Charles W. Scharf, Chairman and Chief Executive Officer, and Michael P. Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 18, 2018. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 678511, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on Oct. 18, 2018. Replays of the conference call and audio webcast will be available beginning Oct. 18, 2018 at approximately 2 p.m. EDT through Nov. 17, 2018 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 4968536. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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